UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2013
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719

(Address of principal executive offices) (Zip Code)

(520) 898-0020

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2013, we entered into a binding letter of intent with New Sunrise LLC, a limited liability company, whereby, following entry into a formal agreement and the closing thereof, we propose to acquire certain patented lode mining claims, fee lands and other interests in real property and facilities located in Platte County, Wyoming for the purchase price of $12,000,000. An initial deposit of $25,000 is payable within 10 days. We will have 180 days to conduct due diligence investigations of the property, following which agreements will be prepared provided due diligence and other conditions have been met. We have the right to terminate the LOl any time during our due diligence investigations.

A copy of the letter of intent is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Description
10.1	Binding Letter or Intent for the purchase of the Sunrise Mine Property dated April 15, 2013

99.1	news release dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.
Date: April 16, 2013
By:

/s/ Andrew Brodkey
Andrew Brodkey
CEO and President